UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2020

StHealth Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

680 Fifth Ave., 21st Floor New York, NY 10019
(Address of principal executive offices)

646-512-9054

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	Not registered on any exchange at this time
Preferred stock, par value $0.001 per share	N/A	Not registered on any exchange at this time

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Anthony U. Bertolami as Interim Independent Director

As of June 1, 2020, the existing members of the Board of Directors (the “Board”) of StHealth Capital Investment Corporation (the “Company”) ratified the nomination of Anthony U. Bertolami as interim independent director until such time as the 2020 Annual Meeting of Stockholders of the Company is held. At the same time, Mr. Bertolami was also nominated as a member of the Board’s audit as well as its nominating and corporate governance committees. These appointments are effective as of June 1, 2020.

Biographical Information for Interim Independent Director

The biographical information of Anthony U. Bertolami, the new interim independent director, is set forth below:

Anthony U. Bertolami has worked in the financial services industry since 1987 and is the founder of AUB Investments, an investment group based in Dallas, Texas. The firm manages family assets and raises capital for early stage companies in the technology and healthcare sectors.

Prior to that he worked on a special project basis for Commerce Street Capital in Dallas, assisting with specific capital raising projects for technology companies. Mr. Bertolami has also worked with a number of Investment Banks where he acted as Head of Sales or directed teams focused on Healthcare and Technology public company investing. Those investment banks have included: Summer Street, First Albany, and Piper Jaffray, where his focus was to assist in capital markets transactions for emerging growth com-panies utilizing a multidisciplinary approach and assisting hundreds of companies achieve their financing goals.

Before 1987, Mr. Bertolami held Product Management positions with International Paper Co and Container Corporation of America where he helped develop and guide product development and branding opportunities that evolved to core product solutions.

Mr. Bertolami holds numerous securities licenses. Mr. Bertolami and his family reside in Dallas, Texas where he attended Southern Methodist University.

Resignation of Senator Ronald A. Silver as Independent Director; Nomination to Advisory Board

As of May 31, 2020, Senator Ronald A. Silver, an independent director, resigned from the Board of the Company. Senator Silver also resigned from the Board’s audit as well as its nominating and corporate governance committees. Senator Silver will continue to serve the Company in the role of member of the Company’s newly-formed Advisory Board.  As such, Senator Silver will maintain an advisory role with the Company, but will retain no formal authority over the management thereof or the decisions of its Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2020

StHealth Capital Investment Corporation

/s/ Derek Taller
Derek Taller
President & Chief Executive Officer